Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2023 Operating Results

New York – August 14, 2023– Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three and six months ended June 30, 2023.

“We continue to make to progress on our strategy to maximize value for our shareholders. Since initiating our plan of sale in March of 2022, we have sold 127 properties for approximately $1.4 billion in gross proceeds and paid down $960 million on our term loan. Our rapid deleveraging has eliminated $67.2 million in debt service, $21.9 million in negative carry on wholly owned vacant or non-income producing properties and significant annual carry and development costs on disposed Joint Venture assets. Year to date we have sold 54 wholly owned, consolidated or joint venture properties for total gross proceeds of $654.6 million. Additionally, we have over $200 million of assets either under contract or with accepted offers. We plan to continue to use excess sales proceeds to reduce the Company’s term loan balance. In conjunction with our sales activity, we continue to build asset value through leasing, development and entitlement activity for the properties slated for sale later in our process,” said Andrea L. Olshan, Chief Executive Officer and President.

Sale Highlights:

•
Generated $295.4 million of gross proceeds during the quarter ended June 30, 2023 from the sale of 19 wholly owned or consolidated assets and five joint venture assets.
•
Subsequent to quarter end, generated $68.4 million of gross proceeds from the sale of one outparcel and two joint venture assets.
•
The Company has nine assets under contract for sale with no due diligence contingencies or with an exercised put option for total anticipated proceeds of $133.3 million and four assets under contract for sale subject to customary due diligence for total anticipated proceeds of $26.9 million. All assets for sale are subject to customary closing conditions.
•
The Company has accepted offers on and is currently negotiating definitive purchase and sale agreements on six wholly owned assets and one joint venture asset for total gross proceeds of approximately $62.2 million.

Financial Highlights:

For the three months ended June 30, 2023:

•
As of June 30, 2023, the Company had cash on hand of $137.8 million, including $12.9 million of restricted cash. As of August 11, 2023, the Company had cash on hand of $190.9 million, including $12.9 million of restricted cash, prior to making an additional principal prepayment of $70 million on August 14, 2023.
•
Net loss attributable to common shareholders of ($96.9) million, or ($1.73) per share.
•
Total Net Operating Income (“Total NOI”) of $3.0 million.
•
During the quarter, the Company made $250 million in principal repayments on the Company’s term loan facility having a maturity date of July 31, 2025 (the “Term Loan Facility”), reducing the balance of the Term Loan Facility to $550 million. Subsequent to quarter end, the Company made an additional $70 million in principal repayments reducing the balance of our Term Loan Facility to $480 million.
•
During the quarter, the Company recorded a total of $104.5 million of impairment on four assets.

Other Highlights

•
Signed one lease and one lease expansion covering 11 thousand square feet in the second quarter at an average projected annual net rent of $30.91 PSF.
•
One ground lease covering approximately 5 thousand square feet at a Multi-Tenant Retail asset at a projected annual net rent of $38.50 PSF; and
•
One ground floor lease expansion covering approximately 6 thousand square feet at a Multi-Tenant Retail asset at a projected annual net rent of $24.30 PSF.
•
Opened seven tenants in the second quarter totaling approximately 26 thousand square feet (18 thousand square feet at share) at an average net rent of $57.90 PSF.

Sales Activity

The two tables below provide additional information regarding the Company’s disposition activity. The first table provides disposition information as of August 11, 2023. The second table provides updated information, as of August 11, 2023, on portfolio status by market, property type and transaction size consistent.

Sales Progress as of August 11, 2023 (1) (2)

Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since March 31, 2023	2	7.2%	2	-	$36,650
Under Contract - No DD	2	7.5%	2	-	$48,200
Under Contract - In DD	1	6.6%	1	-	$5,200
PSA Neg. / Accepted Offer	1	7..4%	1	-	$34,000
Total	6	7.3%	6	-	$124,050
Remaining Stabilized Sales Parcels	3		-	3

Partially Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since March 31, 2023	5	7.3%	5	-	$102,450
Under Contract - No DD	2	5.8%	1	1	$43,500
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	-	N/A	-	-	$-
Total	7	6.8%	6	1	$145,950
Remaining Partially Stabilized Sales Parcels	5		2	3

Pads	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since March 31, 2023	2	5.7%	2	-	$7,015
Under Contract - No DD	1	9.8%	1	-	$2,450
Under Contract - In DD	1	5.5%	1	-	$2,727
PSA Neg. / Accepted Offer	1	6.1%	1	-	$4,000
Total	5	6.4%	5	-	$16,192
Remaining Pad Sales Parcels	-		-	-

Joint Ventures	Number	PSF	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since March 31, 2023	7	$101.47	7	-	$114,675
Under Contract - No DD	1	$97.82	1	-	$25,964
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	1	$43.53	1	-	$8,139
Total	9	$94.01	9	-	$148,778
Remaining Joint Venture Sales Parcels	7		1	6

Non-Income Producing	Number	PSF	Per Acre	Carry Cost	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since March 31, 2023	11	$76.19	$754	$(5,809)	11	-	$102,997
Under Contract - No DD (3)	3	$19.60	$417	$(822)	3	-	$13,137
Under Contract - In DD	2	$69.73	$890	$(602)	2	-	$18,952
PSA Neg. / Accepted Offer	4	$24.28	$259	$(1,241)	3	1	$16,100
Total	20	$51.13	$601	$(8,474)	19	1	$151,186
Remaining Non-Income Producing Sales Parcels	18				5	13

	As of January 1, 2023	2023 Sales Projections as of August 11, 2023					2024 & Beyond Sales Projections as of August 11, 2023
Category	Sales Portfolio	Sold	Under Contract - No DD	Under Contract - in DD	PSA Neg. / Accepted Offer	Pipeline	Under Contract - No DD	PSA Neg. / Accepted Offer	Pipeline
Gateway markets	11	1	-	-	-	-	-	-	10
Primary markets	44	20	5	2	1	4	1	-	11
Secondary markets	35	24	1	2	2	2	-	1	3
Tertiary markets	17	9	2	-	3	2	-	-	1
Market Composition Total	107	54	8	4	6	8	1	1	25

Multi-Tenant Retail	32	23	2	-	1	1	1	-	4
Premier	10	1	-	-	-	-	-	-	9
Residential	5	3	-	-	-	-	-	-	2
Other Unconsolidated Entities	13	6	1	-	1	1	-	-	4
Non-Core Properties	47	21	5	4	4	6	-	1	6
Property Type Total	107	54	8	4	6	8	1	1	25

Under $10M	60	31	5	3	5	7	-	1	8
$10M - $30M	28	19	2	1	-	1	-	-	5
$30M - $50M	11	2	1	-	1	-	1	-	6
Over $50M	8	2	-	-	-	-	-	-	6
Transaction Size Total	107	54	8	4	6	8	1	1	25

(1) 2023 and 2024 sales projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially.

(2) Includes both partial and full asset transactions currently being forecasted by Seritage. At January 1, 2023, the Company had an interest in 97 properties. It is currently projected that nine of these properties will be parceled and sold in two or more separate transactions each, which is subject to change, resulting in a total portfolio count of 107 transactions at this time.

Portfolio

The table below represents a summary of the Company’s properties by planned usage as of June 30, 2023:

(in thousands except number of leases and acreage data)

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	8	1,299 sf / 130 acres	948	16.3
Residential (3)	2	33 sf / 19 acres	33	9.5
Premier	4	228 sf / 69 acres	156	17.2
Non-Core (4)	24	3,624 sf / 303 acres	182	12.6
Unconsolidated
Other Entities	8	626 sf / 130 acres	152	16.2
Residential (3)	1	49 sf / 12 acres	32	11.7
Premier	3	158 sf / 57 acres	106	19.0

(1) Square footage is presented at the Company’s proportional share.

(2) Based on signed leases at June 30, 2023.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage.

(4) Represents assets the Company previously designated for sale.

Multi-Tenant Retail

During the three months ended June 30, 2023, the Company invested $1.2 million in its multi-tenant retail properties. The remaining capital expenditures in the multi-tenant retail portfolio are primarily comprised of tenant improvements.

The table below provides a summary of all Multi-Tenant Retail signed leases as of June 30, 2023, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Gross Annual Base	% of	Gross Annual
Tenant	Leases	GLA	Leasable GLA	Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	38	784	60.3%	$19,126	85.9%	$24.40
SNO retail leases (1)(2)	8	164	12.7%	3,146	14.1%	19.18
Total retail leases	46	948	73.0%	$22,272	100.0%	$23.49
(1) SNO = signed not yet opened leases.
(2) SNO GLA and rent include one tenant expansion signed in Q2 2023 not counted as a lease.

During the three months ended June 30, 2023, the Company signed one new lease and one lease expansion at its retail properties totaling approximately 11 thousand square feet at an average base rent of $30.91 PSF stabilized net. Additionally, the Company generated a leasing pipeline of over 100 thousand square feet. The Company has 784 thousand leased square feet and approximately 164 thousand square feet signed but not opened. Seritage has total occupancy of 73.0% for its multi-tenant retail properties. As of June 30, 2023, there is an additional approximately 351 thousand square feet available for lease.

(in thousands except number of leases and PSF data)	Number of			Annual
	SNO Leases	GLA	ABR	Rent PSF
As of March 31, 2023	9	159	$3,085	$19.40
Opened	(1)	(4)	(129)	32.25
Sold / terminated	(1)	(2)	(150)	75.00
Signed	1	11	340	30.91
As of June 30, 2023	8	164	$3,146	$19.18

Premier Mixed-Use

The Company has three premier mixed-use projects in the active leasing/tenant opening stage: Aventura, FL, Santa Monica, CA and San Diego, CA. As of June 30, 2023, the Company has 205 thousand in-place leased square feet (109 thousand square feet at share), 163 thousand square feet signed but not opened (153 thousand square feet at share), and 175 thousand square feet available for lease (124 thousand square feet at share).

The table below provides a summary of all signed leases at Premier assets as of June 30, 2023, including unconsolidated entities at the Company’s proportional share:

	Number of	Leased	% of Total	Net Annual	% of Total	Net Annual
Tenant	Leases	GLA	Leasable GLA	Base Rent	Annual Rent	Rent PSF
In-place retail leases	24	47	12.1%	$3,070	17.3%	$65.32
In-place office leases	1	62	16.0%	4,220	23.8%	68.06
SNO retail leases as of March 31, 2022(1)	22	111		8,679		78.19
Opened	(4)	(4)		(381)		95.25
SNO retail leases as of June 30, 2023(1)	18	107	27.8%	8,298	46.9%	77.55
SNO office leases as of March 31, 2022(1)	3	46		2,109		45.85
Opened	—	—		—		—
SNO retail leases as of June 30, 2023(1)	3	46	11.9%	2,109	11.9%	45.85
Total diversified leases as of June 30, 2023	46	262	67.8%	$17,697	100.0%	$67.55
(1) SNO = Signed not yet opened leases
(2) In thousands except number of leases and PSF data

During the three months ended June 30, 2023, the Company invested $15.4 million in its consolidated premier development and operating properties and an additional $3.0 million into its unconsolidated premier entities.

Aventura

During the second quarter of 2023, the Company continued to advance 216 thousand square feet of office and retail leasing at the project in Aventura, FL. The Company is finalizing construction on the asset and opened its first tenants to the public in July and August 2023 representing approximately 26 thousand square feet and will continue with rolling openings going forward.

With occupancy at 66.6%, the Company has 72 thousand square feet available for lease, of which 32 thousand square feet is in lease negotiation and has leasing activity on over an additional 31 thousand square feet. See the “Impairment” section below for a discussion of the impairment the Company recognized for the three months ended June 30, 2023 on its development property in Aventura, FL.

Financial Summary

The table below provides a summary of the Company’s financial results for the three and six months ended June 30, 2023:

(in thousands except per share amounts)	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net loss attributable to Seritage common shareholders	$(96,932)	$(111,980)	$(160,143)	$(165,410)
Net loss per share attributable to Seritage common shareholders	(1.73)	(2.56)	(2.85)	(3.79)
Total NOI	2,996	10,602	6,099	21,095

For the quarter ended June 30, 2023:

•
Total NOI for the second quarter of 2023 reflects the impact of $(0.1) million Total NOI relating to sold properties.

Total NOI is comprised of:

(in thousands)	Three Months Ended June 30,
Consolidated Properties	2023	2022
Multi-tenant retail	$3,920	$3,936
Premier	(402)	(163)
Residential	(57)	—
Non-Core	(1,331)	(1,044)
Sold	(138)	5,828
Total	1,992	8,557
Unconsolidated Properties
Residential	194	84
Premier	306	(96)
Other joint ventures	504	2,057
Total	1,004	2,045
Total NOI	$2,996	$10,602

As of June 30, 2023, the Company had cash on hand of $137.8 million, including $12.9 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales and/or potential debt and capital markets transactions, to pay its financing obligations and fund its operations and development activity. The availability of funding from sales of assets, partnerships and credit or capital markets transactions is subject to various conditions, and there can be no assurance that such transactions will be consummated. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part I, Item 1 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Quarterly Report on Form 10-Q.

Impairment

During the quarter ended June 30, 2023, due to increasing development and construction costs and deteriorating market conditions, the Company recognized a $101.5 million impairment on its development property in Aventura, FL. In accordance with GAAP, the impairment was recognized as a result of the carrying value of the asset exceeding the undiscounted cash flows over the estimated holding period. The amount of the impairment is determined by applying a discount to the projected cash flows and writing down the carrying value to the discounted current fair value.

The Company will continue to evaluate its portfolio, including its development plans and holding periods, which may result in additional impairments in future periods.

Dividends

On February 15, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on April 17, 2023 to holders of record on March 31, 2023.

On April 27, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on July 14, 2023 to holders of record on June 30, 2023.

On July 23, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on October 13, 2023 to holders of record on September 30, 2023.

The Company’s Board of Trustees does not expect to declare dividends on its common shares until such time as the Term Loan Facility has been repaid in full.

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

As the Company has previously disclosed, the Company, along with the commercial real estate market as a whole, has experienced and continues to experience progressively more challenging market conditions as a result of a variety of factors. These conditions have applied and continue to apply downward pricing pressure on all of our assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company will consider various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions, the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

D&O Insurance Litigation

On March 2, 2021, the Company brought a lawsuit in Delaware state court against QBE Insurance Corporation, Endurance American Insurance Company, Allianz Global Risks US Insurance Company and Continental Casualty Company, each of which are D&O insurance providers of the Company (the “D&O Insurers”). The Company’s lawsuit sought, among other things, declaratory relief and money damages as a result of certain of the D&O Insurers refusal to pay certain costs and expenses related to the defense of the Sears Bankruptcy Litigation. During the fourth quarter of 2022, the Company reached settlement agreements with two of the D&O Insurers and received gross proceeds of $12.7 million. During the three months ended March 31, 2023, the Company reached settlement agreements with the other two D&O Insurers for gross proceeds of $11.6 million. The Company received $3.8 million during the three months ended March 31, 2023 and received $7.8 million during the three months ended June 30, 2023, which is recorded in interest and other income in the consolidated statements of operations.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes references to NOI and Total NOI which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

Neither of NOI or Total NOI are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other real estate companies may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other real estate companies. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; the Company’s relatively limited history as an operating company; and environmental, health, safety and land use laws and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of retail and mixed-use properties throughout the United States. As of June 30, 2023, the Company’s portfolio consisted of interests in 50 properties comprised of approximately 6.8 million square feet of gross leasable area (“GLA”) or build-to-suit leased area, approximately 157 acres held for or under development and approximately 3.6 million square feet or approximately 303 acres to be disposed of. The portfolio consists of approximately 5.2 million square feet of GLA held by 38 wholly owned properties (such properties, the “Consolidated Properties”) and 1.7 million square feet of GLA held by 12 unconsolidated entities (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Investment in real estate
Land	$134,291	$172,813
Buildings and improvements	356,952	463,616
Accumulated depreciation	(43,369)	(57,330)
	447,874	579,099
Construction in progress	128,931	185,324
Net investment in real estate	576,805	764,423
Real estate held for sale	98,084	455,617
Investment in unconsolidated entities	301,493	382,597
Cash and cash equivalents	124,850	133,480
Restricted cash	12,904	11,459
Tenant and other receivables, net	22,188	41,495
Lease intangible assets, net	1,524	1,791
Prepaid expenses, deferred expenses and other assets, net	30,119	50,859
Total assets (1)	$1,167,967	$1,841,721

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$549,965	$1,029,754
Accounts payable, accrued expenses and other liabilities	56,320	89,368
Total liabilities (1)	606,285	1,119,122

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,182,522 and 56,052,546 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	562	561
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022; liquidation preference of $70,000	28	28
Additional paid-in capital	1,360,718	1,360,411
Accumulated deficit	(800,674)	(640,531)
Total shareholders' equity	560,634	720,469
Non-controlling interests	1,048	2,130
Total equity	561,682	722,599
Total liabilities and equity	$1,167,967	$1,841,721

(1) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The consolidated balance sheets, as of June 30, 2023, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $3.3 million of land, $2.8 million of building and improvements, $(0.8) million of accumulated depreciation and $2.3 million of other assets included in other line items. The Company's consolidated balance sheets as of December 31, 2022, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $6.6 million of land, $3.9 million of building and improvements, $(1.0) million of accumulated depreciation and $4.0 million of other assets included in other line items.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Rental income	$5,517	$29,418	$5,935	$58,502
Management and other fee income	367	286	629	2,107
Total revenue	5,884	29,704	6,564	60,609
EXPENSES
Property operating	5,196	10,801	13,381	21,833
Real estate taxes	2,170	6,425	3,707	14,575
Depreciation and amortization	4,151	10,669	8,715	22,603
General and administrative	10,099	11,093	22,319	20,185
Litigation settlement	—	35,000	—	35,000
Total expenses	21,616	73,988	48,122	114,196
Gain on sale of real estate, net	33,488	68,031	45,880	67,016
Gain on sale of interest in unconsolidated entities	7,323	—	7,323	—
Impairment of real estate assets	(104,467)	(109,343)	(107,043)	(110,334)
Equity in loss of unconsolidated entities	(13,698)	(33,720)	(50,070)	(66,796)
Interest and other income	9,869	99	15,454	110
Interest expense	(12,528)	(22,663)	(27,730)	(45,251)
Loss before income taxes	(95,745)	(141,880)	(157,744)	(208,842)
Benefit (provision) for income taxes	38	(203)	51	(228)
Net loss	(95,707)	(142,083)	(157,693)	(209,070)
Net loss attributable to non-controlling interests	—	31,328	—	46,110
Net loss attributable to Seritage	$(95,707)	$(110,755)	$(157,693)	$(162,960)
Preferred dividends	(1,225)	(1,225)	(2,450)	(2,450)
Net loss attributable to Seritage common shareholders	$(96,932)	$(111,980)	$(160,143)	$(165,410)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(1.73)	$(2.56)	$(2.85)	$(3.79)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(1.73)	$(2.56)	$(2.85)	$(3.79)
Weighted average Class A common shares outstanding - Basic	56,173	43,677	56,116	43,656
Weighted average Class A common shares outstanding - Diluted	56,173	43,677	56,116	43,656

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
NOI and Total NOI	2023	2022	2023	2022
Net loss	$(95,707)	$(142,083)	$(157,693)	$(209,070)
Termination fee income	—	(92)	—	(369)
Management and other fee income	(367)	(286)	(629)	(2,107)
Depreciation and amortization	4,151	10,669	8,715	22,603
General and administrative expenses	10,099	11,093	22,319	20,185
Litigation settlement	—	35,000	—	35,000
Equity in loss of unconsolidated entities	13,698	33,720	50,070	66,796
Gain on sale of interest in unconsolidated entities	(7,323)	—	(7,323)	—
Gain on sale of real estate, net	(33,488)	(68,031)	(45,880)	(67,016)
Impairment of real estate assets	104,467	109,343	107,043	110,334
Interest and other income	(9,869)	(99)	(15,454)	(110)
Interest expense	12,528	22,663	27,730	45,251
(Benefit) provision for income taxes	(38)	203	(51)	228
Straight-line rent	3,796	(3,599)	14,638	(4,320)
Above/below market rental expense	45	56	93	121
NOI	$1,992	$8,557	$3,578	$17,526
Unconsolidated entities
Net operating income of unconsolidated entities	1,301	2,267	2,959	4,113
Straight-line rent	(294)	(228)	(440)	(556)
Above/below market rental expense	(3)	6	2	12
Total NOI	$2,996	$10,602	$6,099	$21,095